                                                                    EXHIBIT 10.4


                               EXCHANGE AGREEMENT

         This Exchange Agreement (the "Agreement") is made and entered into on September 24, 1999 by and between LTS Holdings, Inc., a Delaware corporation with its principal executive office located at 128 Maryland St., El Segundo, CA 90245 ("Holdings"), and KRUG International Corp., an Ohio corporation with its principal executive office at 900 Circle 75 Parkway, Suite 1300, Atlanta, GA 30339 ("KRUG"), with reference to the following facts:

         A. This Agreement is entered into in connection with that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated September 24, 1999 between KRUG and Wyle Laboratories, Inc., a Delaware corporation ("Wyle"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

         B. Holdings has been formed for the purpose of financing a series of transactions as described in the Private Placement Memorandum attached as Exhibit A to the Stock Purchase Agreement (the "Financing Transactions"). As a result of the Financing Transactions, it is contemplated that, among other things, Holdings will become the owner of 100% of the equity securities of Wyle.

         C. KRUG owns 9,640 shares of Series B Senior Redeemable Preferred Stock (the "Series B Shares") of Wyle.

         D. In connection with, and subject to the closing and consummation of, the Financing Transactions, Holdings desires to exchange for the Series B Shares an equal number of Holdings Senior Preferred Stock ("Holdings Preferred Stock"), having the rights, privileges, powers, preferences and restrictions set forth in the Certificate of Designation of Senior Preferred Stock attached as Exhibit A to this Agreement (the "Certificate of Designation").

         E. KRUG and Wyle are parties to that certain Amended and Restated Stockholders Agreement dated March 16, 1998 (the "Wyle Stockholders Agreement") among Wyle, KRUG, Wesinvest Partners, L.P. ("Wesinvest") and certain senior managers of Wyle (the "Management Stockholders"). In connection with the transactions contemplated by the Stock Purchase Agreement and this Agreement, and consummation of the Financing Transactions, KRUG and Wyle have agreed to terminate the Wyle Stockholders Agreement, and KRUG and Holdings desire to enter into a new stockholders agreement covering the Holdings Preferred Stock.

         F. The parties desire to enter into this Agreement upon the terms and conditions set forth below.

         The parties agree as follows:

         7. EXCHANGE OF SHARES. Subject to the terms, covenants and conditions set forth herein, at the Closing (as defined below), KRUG shall transfer, assign and deliver to Holdings, and Holdings shall acquire from KRUG, the Series B Shares. In exchange for the Series B Shares, at the Closing Holdings shall issue and deliver to KRUG 9,604 shares of Holdings Preferred Stock.

         8. HOLDINGS STOCKHOLDERS AGREEMENT. At the Closing, Holdings and KRUG shall enter into a Stockholders Agreement, in the form of Exhibit B hereto (the "Holdings Stockholders Agreement").

         9.       DELIVERIES AT THE CLOSING. At the Closing:

                  (a) KRUG will deliver to Holdings for transfer the stock certificate(s) evidencing the Series B Shares. Such certificate(s) shall be accompanied by a stock assignment separate from the certificate(s) representing the shares evidenced thereby, duly executed in blank by KRUG;

                  (b) Holdings shall deliver to KRUG stock certificate(s) representing 9,604 shares of Holdings Preferred Stock;

                  (c) Holdings shall execute and deliver to KRUG the Holdings Stockholders Agreement;

                  (d) KRUG shall execute and deliver to Holdings the Holdings Stockholders Agreement;

                  (e) Holdings shall deliver a secretary's certificate attesting to the due formation and organization of Holdings, attaching true and correct copies of the Certificate of Incorporation and bylaws of Holdings, minutes evidencing due authorization of the transactions contemplated by this Agreement and attesting to the incumbency of officers;

                  (f) KRUG shall deliver a secretary's certificate evidencing due authorization of the transactions contemplated by this Agreement and attesting to the incumbency of officers;

                  (g) Holdings shall deliver the officers certificate referred to in Section 4.2, paragraph (a) below; and

                  (h) KRUG shall deliver the officers certificate referred to in
         Section 4.2, paragraph (b) below.

         10.      CLOSING.

         10.1 PLACE AND TIME. The closing of the transactions contemplated by this Agreement (the"Closing") will be held at the offices of Holdings and Wyle, 128 Maryland St., El Segundo, CA 90245. The parties will use their best efforts to have the Closing occur on October 14, 1999, or on such other date and at a time agreed-upon in good faith by the parties, but in no event later than October 29, 1999, unless extended by mutual agreement of the parties. The date of the Closing is referred to herein as the "Closing Date."

         10.2 CONDITIONS TO CLOSING. The obligations of the parties are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) the representations and warranties of Holdings in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as if made on the Closing Date, and Holdings shall deliver to KRUG an officers certificate to such effect;

                  (b) the representations and warranties of KRUG in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as if made on the Closing Date, and KRUG shall deliver to Holdings an officers certificate to such effect;

                  (c) at the option of Holdings, which condition may be waived in the sole discretion of Holdings, concurrently with the Closing, the Financing Transactions shall be in a position to be consummated and closed, conditioned only on the satisfaction of the conditions set forth in this Agreement and the Stock Purchase Agreement;

                  (d) concurrently with or prior to the Closing, Wyle shall close the transactions contemplated by the Stock Purchase Agreement as contemplated therein;

                  (e) concurrently with or prior to the Closing, Wyle shall close the Wesinvest Transactions on substantially the terms and conditions set forth in the Wesinvest Group Agreement (Holdings or Wyle will deliver to KRUG an executed copy of the Wesinvest Group Agreement promptly after the execution thereof, it being expressly understood and acknowledged by KRUG that KRUG is not a third party beneficiary of such agreement);

                  (f) at or prior to the Closing, Wesinvest will deliver an acknowledgment and waiver of its right of first refusal to purchase the Series B Shares under the Wyle Stockholders Agreement; acknowledging such rights under the Wyle Stockholders Agreement, KRUG agrees that it will not send a "Notice of Intention" under Section 4.3 of the Wyle Stockholders Agreement prior to the Closing or termination of this Agreement;

                  (g) at or prior to the Closing, the Management Stockholders will deliver an acknowledgment and waiver of their respective rights of first refusal, if any, to purchase the Series B Shares under the Wyle Stockholders Agreement;

                  (h) KRUG shall have received a solvency opinion from a firm mutually acceptable to the parties, dated the Closing Date, in form and substance acceptable to KRUG in its reasonable discretion (the "Solvency Opinion"). The

         Solvency Opinion shall include the rendering firm's opinion as to whether, among other things, assuming the transactions contemplated by this Agreement, the Financing Transactions, the Wesinvest Transactions and any other related buyout transactions with other shareholders of Wyle (collectively, the "Buyout Transactions") have been consummated as proposed, immediately after giving effect to such transactions: (i) the fair value and present fair saleable value of the Holdings' assets would exceed Holdings' stated liabilities and identified contingent liabilities; (ii) Holdings should be able to pay its debts as they become absolute and mature; and (iii) the capital remaining in Holdings after the transactions would not be unreasonably small for the business in which Holdings is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Buyout Transactions; the preparation of the Solvency Opinion will be at the sole cost and expense of Holdings and Wyle; and

                  (i) at or prior to the Closing, the Wyle Stockholders Agreement shall have been terminated by Wyle, KRUG and the other parties thereto.

         11. REPRESENTATIONS AND WARRANTIES OF KRUG. KRUG hereby represents and warrants (which representations and warranties shall survive the Closing, except paragraphs (c) and (i) below which shall survive only for a period of two years following the Closing) to Purchaser that:

                  (a) the Series B Shares represent all of the shares of Wyle Series B Senior Redeemable Preferred Stock owned or controlled, directly or indirectly, by KRUG;

                  (b) the Series B Shares are owned beneficially and of record by KRUG, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions of any kind whatsoever, with the exception of the restrictions arising under the Wyle Stockholders Agreement;

                  (c) KRUG has, in connection with Holding's compliance with paragraph 6(f) hereof, received current information as to the operations, financial condition and future prospects, including potential strategic alliances, of Holdings and Wyle (as described in paragraph 6(f)) and has had an opportunity to ask questions of and receive answers from Holdings in order to obtain such information as KRUG believes it needs to make its decision to exchange the Series B Shares for the Holdings Preferred Stock;

                  (d) KRUG has the full power to transfer the Series B Shares to Holdings as provided herein without first obtaining the consent or approval of any person, except Wyle and as set forth in the Wyle Stockholders Agreement;

                  (e) KRUG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, with full power and authority to enter into this Agreement and perform its obligations hereunder;

                  (f) the execution and delivery of this Agreement and each document or instrument in furtherance hereof and the consummation of the transactions contemplated by KRUG has been duly authorized by all necessary action of its Board of Directors, and no further authorization is necessary on the part of KRUG;

                  (g) this Agreement constitutes the legal, valid and binding obligation of KRUG, enforceable against KRUG in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and the general principles of equity, regardless of whether asserted in a proceeding in law or equity (the "Enforceability Exceptions");

                  (h) neither KRUG nor any of its officers, employees or agents have incurred any obligation or liability for brokerage or finder's fees, agent's commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby; and

                  (i) no representation or warranty of KRUG in this Agreement omits, and no notice given pursuant to Section 7.1 hereof will omit, to state a material fact necessary to make the statements herein and therein, in light of the circumstances in which they were made, not misleading.

         12. REPRESENTATIONS AND WARRANTIES OF HOLDINGS. Holdings (including Holdings and its subsidiaries and affiliated companies) hereby represents and warrants (which representations and warranties shall survive the Closing, except for paragraphs (f) and (i) below which shall survive only for a period of two years following the Closing) to KRUG that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder;

                  (b) the execution and delivery of this Agreement and each document or instrument in furtherance thereof and the consummation of this transaction by Holdings has been duly authorized by its Board of Directors and/or shareholders, and no further authorization is necessary on the part of Holdings;

                  (c) this Agreement (including the Exhibits hereto) constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as may be limited by the Enforceability Exceptions;

                  (d) the shares of Holdings Preferred Stock, upon issuance to KRUG hereunder, will be duly authorized, validly issued, fully paid and nonassessable shares of Holdings capital stock having the rights, preferences and privileges set forth in the Certificate of Designation;

                  (e) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Holdings is subject or any provisions of Holdings' charter or bylaws or any agreement or contract to which Holdings is bound;

                  (f) Holdings has disclosed to KRUG all material matters relating to Holdings and its business as of the Closing Date, including without limitation

         Holdings' financial condition, business, operations, and pending and prospective extraordinary transactions (including, without limitation, investments, sales of significant assets or similar transactions, acquisitions, significant financing transactions, and agreements other than in the ordinary course of business with significant vendors, suppliers or customers), except as the disclosure of the specific details thereof to KRUG may be limited by agreements of confidentiality or non-disclosure, in which case Holdings shall have disclosed the general nature of any such material matters; the Private Placement Memorandum (referenced above) does not misstate any material fact or omit to state any fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; other than as disclosed pursuant to this paragraph, there have been no discussions initiated or held by or on behalf of Holdings or Wyle with any third parties contemplating a joint venture or strategic alliance other than normal proposals and agreements with such third parties in the ordinary course of the Holdings' business, none of which is viewed by the management of Wyle or Holdings as material;

                  (g) on the Closing Date, after giving effect to the Closing and the occurrence of the Financing Transactions: (I) the fair value and present fair saleable value of Holdings' assets would exceed Holdings' stated liabilities and identified contingent liabilities;
         (II) Holdings will be able to pay its debts as they become absolute and mature; (III) the capital remaining in Holdings after the transactions would not be unreasonably small for the business in which it is proposed to be conducted following the consummation of the transactions contemplated by this Agreement; (IV) this Agreement and the transactions contemplated hereby do not and will not impair the capital of Holdings; and (V) Holdings will not be "insolvent" within the meaning Section 101(32) of the United States Bankruptcy Code;

                  (h) neither Holdings nor any of its officers, employees or agents have incurred any obligation or liability for brokerage or finder's fees, agent's commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby; and

                  (i) no representation or warranty of Holdings in this Agreement omits, and no notice given pursuant to Section 7.1 hereof will omit, to state a material fact necessary to make the statements herein and therein, in light of the circumstances in which they were made, not misleading.

         13.      MISCELLANEOUS.

         13.1 NOTICES. All notices, requests or demands required or permitted to be given under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or three days after the date of mailing if mailed by first class mail, postage prepaid, registered or certified, return receipt requested, and properly addressed to the party to to whom notice is to be given at the address for such party set forth herein. Any party may change its address to which notices are to be sent by written notification of such change of address in accordance with the provisions hereof.

         13.2 BEST EFFORTS. Between the date of this Agreement and the Closing, each of the parties will use its best efforts to cause the conditions of this Agreement for which it is responsible to be satisfied.

         13.3 SUBJECT HEADINGS. The subject headings of the Sections and paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         13.4 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement, together with the Stock Purchase Agreement and the exhibits hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter contained therein and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         13.5 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         13.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts or choice of laws.

         13.7 DISPUTES. If either party hereto brings an action pertaining to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party all reasonable costs and expenses of litigation, including reasonable attorneys fees and court costs, in such amounts as may be determined in the discretion of the court having jurisdiction of such action in addition to any other legal or equitable relief to which such party may be entitled.

         13.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9 FURTHER ACTIONS. The parties shall execute any and all additional documents and take all other such actions as may be convenient or necessary to carry out the terms of this Agreement.

         13.10 ONGOING INFORMATION. So long as KRUG holds any capital stock of Holdings, in addition to the information to which KRUG may be entitled by law as, and as if KRUG were, a stockholder of Holdings, Holdings or Wyle shall provide KRUG with audited consolidated financial statements of Holdings prepared in conformity with generally accepted accounting principles consistently applied for each year after the date hereof, and quarterly unaudited consolidated financial statements of Holdings, certified by the chief financial officer of Holdings.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


HOLDINGS:                                    KRUG:

LTS HOLDINGS, INC.                           KRUG INTERNATIONAL CORP.

By: /s/ C.D. Yiakas                          By: /s/ Robert M. Thornton, Jr.
    --------------------------                   ---------------------------
     C.D. Yiakas, President                       Robert M. Thornton, Jr.
                                                  Chief Executive Officer

By: /s/ L. Craig Smith
    --------------------------
     L. Craig Smith, Secretary